Exhibit 5.1

May 15, 2014

Synageva BioPharma Corp.

33 Hayden Avenue

Lexington, MA 02421

Re:	Registration Statement on Form S-3 (Registration No. 333-185856)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated January 3, 2013 (the “Base Prospectus”) and the prospectus supplement dated May 15, 2014 (together with the Base Prospectus, the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) by Synageva BioPharma Corp. (the “Company”), a Delaware corporation, pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus relates to the offering of up to 11,400,177 shares (the “Securities”) of common stock, par value $0.001 per share, of the Company by certain stockholders of the Company, which Securities are covered by the Registration Statement. I understand that the Securities are to be offered and sold in the manner described in the Prospectus.

In connection with this opinion letter, I have examined such certificates, documents and records and have made such investigation of fact and such examination of law as I have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, I have relied, without independent verification, upon certificates of public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, I am of the opinion that the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Sections 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Steve Mahoney

Steve Mahoney
Senior Vice President and Chief Legal Officer